SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2007 (February 6, 2007)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.		Results of Operations and Financial Condition

On January 31, 2007, the Company announced its financial results for the fourth quarter and full year of 2006. A copy of the press release is furnished as Exhibit 99(a) to this report and is incorporated herein

Item 5.02.		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

	(e)	On January 31, 2007, the Compensation and Stock Option Committee of the Company approved base salaries for 2007 and annual bonuses for 2006 for the following Named Executive Officers:

		Name	2006 Bonus	2007 Base Salary
		W. G. Holliman, CEO	$678,854	$925,000
		Denise L. Ramos, CFO	$178,791	$355,000
		John T. Foy, President and COO	$402,325	$548,500
		Lynn Chipperfield, Senior VP	$178,791	$325,000
		Nancy W. Webster, President,	$210,000	$375,000
		Thomasville Furniture Industries, Inc.

		2007 Base Salaries are effective March 1, 2007.

Item 8.01.		Other Events

On February 1, 2007, the Company announced that its Board of Directors declared a quarterly dividend of $0.16 per common share payable February 23, 2007 to shareholders of record at the close of business on February 12, 2007. A copy of the press release is furnished as Exhibit 99(b) to this report and is incorporated herein.

Item 9.01.		Financial Statements and Exhibits

(d)

	99(a)	Press Release issued by the Company, dated January 31, 2007, reporting the Company’s financial results for the fourth quarter and full year of 2006.

	99(b)	Press Release issued by the Company, dated February 1, 2007, reporting the Company’s quarterly dividend declaration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: February 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release issued by the Company, dated January 31, 2007, reporting the Company’s financial results for the fourth quarter and full year of 2006.

99(b)	Press Release issued by the Company, dated February 1, 2007, reporting the Company’s quarterly dividend declaration.